Exhibit 10.10

PLEDGE AGREEMENT

(Jupitermedia Corporation)

This PLEDGE AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made as of the 12th day of July, 2007, by JUPITERMEDIA CORPORATION, a Delaware corporation (“Borrower”), in favor of KEYBANK NATIONAL ASSOCIATION, as the administrative agent under the Credit Agreement, as hereinafter defined (“Agent”), for the benefit of the Lenders, as hereinafter defined.

1. Recitals.

Borrower is entering into that certain Credit and Security Agreement, dated as of July 12, 2007, with the lenders from time to time listed on Schedule 1 thereto (together with their respective successors and assigns and any other additional lenders that become party to the Credit Agreement, collectively, the “Lenders” and, individually, each a “Lender”), Agent, and Citizens Bank, N.A., as the syndication agent (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”). Borrower desires that the Lenders grant the financial accommodations to Borrower as described in the Credit Agreement.

Borrower deems it to be in its direct pecuniary and business interests that Borrower obtain from the Lenders the Commitment, as defined in the Credit Agreement, and the Loans and Letters of Credit, provided for in the Credit Agreement.

Borrower understands that the Lenders are willing to grant such financial accommodations to Borrower only upon certain terms and conditions, one of which is that Borrower grant to Agent, for the benefit of the Lenders, a security interest in and an assignment of the Collateral, as hereinafter defined, and this Agreement is being executed and delivered in consideration of the Lenders entering into the Credit Agreement and each financial accommodation granted to Borrower by the Lenders and for other valuable consideration.

2. Definitions. Except as specifically defined herein, (a) capitalized terms used herein that are defined in the Credit Agreement shall have their respective meanings ascribed to them in the Credit Agreement, and (b) unless otherwise defined in the Credit Agreement, terms that are defined in the U.C.C. are used herein as so defined. As used in this Agreement, the following terms shall have the following meanings:

“Collateral” means, collectively, (a) the Pledged Securities and each addition, if any, thereto and each substitution, if any, therefor, in whole or in part, (b) the certificates representing the Pledged Securities, and (c) the dividends, cash, instruments and other property distributed in respect of and other proceeds of any of the foregoing.

“Event of Default” means an event or condition that constitutes an Event of Default, as defined in Section 7 hereof.

“Obligations” means, collectively, (a) all Indebtedness and other obligations now owing or hereafter incurred by Borrower to Agent, the Fronting Lender, the Swing Line Lender or any Lender pursuant to the Credit Agreement and the other Loan Documents, and includes the principal of and interest on all Loans and all obligations pursuant to Letters of Credit; (b) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; (c) all interest from time to time accruing on any of the foregoing, and all fees and other amounts payable to Agent or any Lender pursuant to the Credit Agreement or any other Loan Document; (d) all obligations and liabilities of the Companies owing to Lenders under Hedge Agreements; (e) the Bank Product Obligations owing to Lenders under Bank Product Agreements; (f) every other liability, now or hereafter owing to Agent or any Lender by any Company or Borrower pursuant to the Credit Agreement or any other Loan Document; and (g) all Related Expenses.

“Pledged Securities” means, subject to Section 5 hereof, all of the shares of stock or other equity interest of each Subsidiary of Borrower owned by Borrower, as listed on the attached Exhibit A, and all additional shares of stock or other equity interest of each Subsidiary of Borrower owned by Borrower from time to time or acquired by Borrower in any manner.

3. Security Interest. Borrower hereby grants to Agent, for the benefit of the Lenders, a security interest in and an assignment of the Collateral as security for the Obligations. For the better protection of Agent and the Lenders hereunder, Borrower has executed appropriate transfer powers, in the form of the attached Exhibit B, with respect to the Pledged Securities and, concurrently herewith, is depositing the Pledged Securities and the aforesaid transfer powers with Agent, for the benefit of the Lenders. Borrower authorizes Agent, on behalf of the Lenders, at any time after the occurrence of an Event of Default, to transfer the Pledged Securities into the name of Agent or Agent’s nominee, but Agent shall be under no duty to do so. Notwithstanding any provision or inference herein or elsewhere to the contrary, Agent shall have no right to vote the Pledged Securities at any time unless and until there shall have occurred an Event of Default.

4. Representations and Warranties. Borrower hereby represents and warrants to Agent and each Lender as follows:

4.1. Borrower is the legal record and beneficial owner of, and has good and marketable title to, the Pledged Securities, and the Pledged Securities are not subject to any pledge, lien, mortgage, hypothecation, security interest, charge, option, warrant or other encumbrance whatsoever, nor to any agreement purporting to grant to any third party a security interest in the property or assets of Borrower that would include such Pledged Securities, except the security interest created by this Agreement or otherwise securing only Agent and the Lenders and as otherwise specifically permitted by the Credit Agreement.

4.2. All of the Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable (except as such rights may arise under mandatory provisions of applicable statutory law that may not be waived or otherwise agreed and not as a result of any rights contained in any organizational document).

4.3. Borrower has full power, authority and legal right to pledge all of the Pledged Securities pursuant to the terms of this Agreement.

4.4. No consent, license, permit, approval or authorization, filing or declaration with any Governmental Authority, and no consent of any other Person, is required to be obtained by Borrower in connection with the pledge of the Pledged Securities hereunder, that has not been obtained or made, and is not in full force and effect.

4.5. The pledge, assignment and delivery of the Pledged Securities hereunder creates a valid first lien on, and a first perfected security interest in, the Pledged Securities and the proceeds thereof. Other than pursuant to this Agreement or as specifically permitted by the Credit Agreement, Borrower has not granted any other liens on, or security interests in, the Pledged Securities.

4.6. The Pledged Securities constitute (a) sixty-five percent (65%) of the total combined voting power of all classes of equity interests or stock of each first-tier Foreign Subsidiary’s stock or other equity interest pledged in accordance with Section 5 hereof, (b) one hundred percent (100%) of the non-voting equity interests or stock of each first-tier Foreign Subsidiary’s stock or other equity interests owned by Borrower, and (c) one hundred percent (100%) of the outstanding capital stock owned by Borrower of each other Subsidiary of Borrower.

4.7. Borrower fully anticipates that the Obligations will be repaid without the necessity of selling the Pledged Securities.

4.8. Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to Agent and the Lenders. Borrower is not insolvent, as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of this Agreement to Agent, for the benefit of the Lenders. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by Borrower are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Lenders incurred hereunder. Borrower does not intend to incur debts beyond Borrower’s ability to pay them as they mature.

4.9. If the Pledged Securities are “restricted securities” within the meaning of Rule 144, or any amendment thereof, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as determined by counsel for Borrower, Borrower further represents and warrants that, except as disclosed in writing to Agent, (a) Borrower has been the beneficial owner of the Pledged Securities for a period of at least two years prior to the date hereof, (b) the full purchase price or other consideration for the Pledged Securities has been paid or given at least three years prior to the date hereof, and (c) Borrower does not have a short position in or any put or other option to dispose of any securities of the same class as the Pledged Securities or any other securities convertible into securities of such class.

5. Foreign Subsidiaries. Notwithstanding anything in this Agreement to the contrary, Borrower shall not be required to pledge more than sixty-five percent (65%) of the total combined voting power of all classes of equity interests or stock of any first tier Foreign Subsidiary if Borrower is not required to do so pursuant to Section 5.20 of the Credit Agreement.

6. Additional Covenants of Borrower.

6.1. Borrower covenants and agrees to defend the right, title and security interest of Agent and the Lenders in and to the Pledged Securities and the proceeds thereof, and to maintain and preserve the lien and security interest provided for by this Agreement against the claim and demands of all Persons, so long as this Agreement shall remain in effect.

6.2. Except as expressly permitted by the Credit Agreement, Borrower covenants and agrees not to sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Securities, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement and any security agreement securing only Agent and the Lenders.

6.3. Borrower covenants and agrees (a) to cooperate, in good faith, with Agent and the Lenders and to do or cause to be done all such other acts as may be necessary to enforce the rights of Agent and the Lenders under this Agreement, (b) not to take any action, or to fail to take any action that would be adverse to the interest of Agent and the Lenders in the Collateral and hereunder, and (c) to make any sale or sales of any portion or all of the Pledged Securities valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales at Borrower’s expense.

7. Events of Default.

7.1. The occurrence of an Event of Default, as defined in the Credit Agreement, shall constitute an Event of Default hereunder.

7.2. Upon the occurrence of an Event of Default hereunder, and at all times thereafter, Agent, in its discretion, may sell, assign, transfer and deliver any of the Collateral, at any time, or from time to time. No prior notice need be given to Borrower or to any other Person in the case of any sale of Collateral that Agent determines to be declining speedily in value or that is customarily sold in any securities exchange, over-the-counter market or other recognized market, but in any other case Agent shall give Borrower no fewer than ten days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Agent or any Lender may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Borrower hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, Agent may apply the net proceeds of each such sale to or toward the payment of the Obligations, whether or not then due, in such order and by such division as Agent in its sole discretion may deem advisable. Any excess, to the extent permitted by law, shall be paid to Borrower, and the obligors on the Obligations shall remain liable for any deficiency. In addition, Agent shall at all times have the right to obtain new appraisals of Borrower or the Collateral, the cost of which shall be paid by Borrower.

8. Attorney-In-Fact. Borrower hereby authorizes and empowers Agent, on behalf of the Lenders, to make, constitute and appoint any officer or agent of Agent as Agent may select, in its exclusive discretion, as Borrower’s true and lawful attorney-in-fact, with the power to endorse Borrower’s name on all applications, documents, papers and instruments necessary for Agent to take actions with respect to the Collateral after the occurrence of an Event of Default, including, without limitation, actions necessary for Agent to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to any Person. Borrower ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the life of this Agreement.

9. Costs and Expenses. If Borrower fails to comply with any of its obligations hereunder, Agent may do so in the name of Borrower or Agent, but at Borrower’s expense, and Borrower hereby agrees to reimburse Agent and the Lenders in full for all expenses, including attorneys’ fees, incurred by Agent and the Lenders in protecting, defending and maintaining the Collateral. Without limiting the foregoing, any and all fees, costs and expenses, of whatever kind or nature, including the attorneys’ fees and expenses incurred in connection with the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by Borrower upon request of Agent.

10. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, if to Agent or any Lender, mailed or delivered to it, addressed to the address of Agent or any such Lender specified on the signature pages of the Credit Agreement or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Borrower to Agent or any Lender pursuant to any of the provisions hereof shall not be effective until received.

11. Interpretation. Each right, power or privilege specified or referred to in this Agreement is in addition to any other rights, powers and privileges that Agent or the Lenders may have or acquire by operation of law, by other contract or otherwise. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by Agent and the Lenders shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each right, power or privilege may be exercised by Agent and the Lenders either independently or concurrently with other rights, powers and privileges and as often and in such order as Agent and the Lenders may deem expedient. No waiver or consent granted by Agent and the Lenders in respect of this Agreement shall be binding upon Agent and the Lenders unless specifically granted in writing, which writing shall be strictly construed.

12. Successors and Assigns. This Agreement shall be binding upon Borrower and Borrower’s successors and assigns and shall inure to the benefit of and be enforceable and exercisable by Agent on behalf of and for the benefit of Agent and the Lenders and their respective successors and assigns.

13. Severability. If, at any time, one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14. Termination. At such time as the Obligations shall have been irrevocably paid in full, the Commitment terminated, and the Credit Agreement terminated and not replaced by any other credit facility with Agent and the Lenders, Borrower shall have the right to terminate this Agreement. Upon written request of Borrower, Agent shall promptly execute and deliver to Borrower appropriate releases with respect to the Collateral and return all of the Pledged Securities to Borrower.

15. Governing Law; Submission to Jurisdiction. The provisions of this Agreement and the respective rights and duties of Borrower, Agent and the Lenders hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflict of laws. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, any Loan Document or any Related Writing, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

[Remainder of page intentionally left blank.]

JURY TRIAL WAIVER. BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Pledge Agreement as of the date first set forth above.

Address:	23 Old Kings Highway South	JUPITERMEDIA CORPORATION
Darien, Connecticut 06820
	Attention: President or General Counsel	By:	/s/ Christopher S. Cardell
Christopher S. Cardell
President and Chief Operating Officer

Signature Page to

Pledge Agreement